UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2009

Gold Rock Resources, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada

  (State or Other Jurisdiction of Incorporation)

000- 52758

 (Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5A-56, No.21 Building, WuYi Garden,
TongZhou District, Beijing,
China, 101100

(Address of Principal Executive Offices) (Zip Code)

86-10- 89529187

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2009, the Registrant and Beijing RainEarth Technology Co. Ltd., a company organized and existing under the laws of the People's Republic of China (“RainEarth”), entered into a Business Cooperation Agreement (the “Agreement”) for a term of twenty years. The purpose of the Agreement is to jointly conduct Hollow Fiber Mambrane Materials’ application and manufacturing business in China. A copy of the Agreement is attached as Exhibit 10 hereto and is incorporated by reference herein.

The Registrant will provide Advice and assistance relating to development of marketing and provision of consultancy services, particularly as related to the Business to RainEarth, and take such action as may be reasonably required to raise up to RM 136 million ($ 20 million U.S. Dollar) of RainEarth's financial obligations.

RainEarth will retain the services of the Company in relation to the current and proposed operations of RainEarth’s business in the People’s Republic of China.  RainEarth will give 60% of its revenue after deduction of direct operating costs, expenses and taxes to the Company in consideration of the Company’s services.

Exhibit Index

Exhibit
No.    Exhibit Description

10      Business Cooperation Agreement, dated March 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Rock Resources Inc.

Date: March 25, 2009	By:	/s/ Zhu, YongFu
Zhu, YongFu
President, Principal Executive Officer and a Member of the Board of Directors